                                                               EXHIBIT (2)(j)(1)

                              THAI CUSTODY CONTRACT

                                      among

                        THE MUTUAL FUND COMPANY LIMITED,
                                as Thai Manager,

                               THE THAI FUND, INC.

                                       and

                          THE THAI FARMERS BANK LIMITED

                                TABLE OF CONTENTS

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                                TABLE OF CONTENTS
                                   (continued)

                              THAI CUSTODY CONTRACT

         This THAI CUSTODY CONTRACT (the "Contract") dated as of February 17,
1988 among THE THAI FUND, INC., a corporation organized and existing under the laws of Maryland, having its principal place of business at P.O. Box 1102
Vanguard Financial Center, Valley Forge, Pennsylvania 19482, hereinafter called the "Fund", THE MUTUAL FUND COMPANY LIMITED, a Thai limited company, having its principal place of business at 1770 IFCT Building, New Petchburi Road, Bangkok
10310, Thailand, hereinafter called the "Thai Manager", and THE THAI FARMERS
BANK LIMITED, a Thai limited company, having its principal place of business at
400 Paholgothin Road, Bangkok, Thailand 10400, hereinafter called the
"Custodian".

                                   WITNESSETH:

         WHEREAS, the Fund and the Thai Manager have created an investment plan
(hereinafter the "Investment Plan") pursuant to an investment contract (the
"Investment Contract") dated as of February 17, 1988; and

         WHEREAS, the parties hereto desire to make certain agreements with respect to the Investment Plan and custody arrangements, all as further set forth herein; and

         WHEREAS, the parties hereto desire that the Vanguard Group, Inc.
("Vanguard"), P.O. Box 1102, Valley Forge, Pennsylvania 19482, Telecopy (215)
648-6321, or any successor thereto approved by the Fund and notified to the Thai
Manager and the Custodian obtain certain information hereunder.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       APPOINTMENT OF CUSTODIAN.

         1.1 Appointment of Custodian. The Fund and the Thai Manager hereby employ, and the Custodian hereby accepts employment, as custodian of such

         (a) securities issued and sold primarily by the Thai government or a subdivision or agency thereof, a national of Thailand or a corporation or other organization incorporated or organized under the laws of Thailand (collectively,
"Plan Securities"); and

         (b) cash ("Plan Cash") and cash equivalents ("Plan Cash Equivalents")
in amounts reasonably necessary (as determined by the Fund or its designee) to effect the Fund's foreign securities transactions; provided that such Plan Cash and Plan Cash Equivalents shall be customarily and legally accepted for deposit by commercial banks in Thailand;

(Plan Securities, Plan Cash and Plan Cash Equivalents together being hereinafter called the "Plan Assets") as are delivered to or collected by the
Custodian hereunder. The Custodian shall not be responsible for any property of the Fund or the Investment Plan (as defined hereinabove) not delivered to the
Custodian.

         1.2 Compensation of Custodian. The Custodian shall be entitled to compensation for its services and expenses pursuant to this Contract at the rates and in the manner set forth on Exhibit A hereto. The Custodian shall be paid only upon receipt of Proper Instructions, after delivery to the Fund of a monthly bill for its services hereunder as described in Section 2.2(c) hereof;
provided, however, that if

Vanguard shall deliver neither Proper Instructions nor objections to such monthly bill to the Custodian within 5 business days after the due date for payment thereof, the Custodian may debit the Plan Assets for the amount of such bill.

2.       DUTIES WITH RESPECT TO CUSTODY OF ASSETS.

         2.1 Holding Assets. The Custodian shall hold and physically segregate in a custodial account all Plan Assets. The Custodian shall, upon receipt of
Proper Instructions, further segregate Plan Assets in sub-accounts accordance with such Proper Instructions.

         2.2 Delivery of Plan Assets. The Custodian shall release and deliver
Plan Assets only upon receipt of Proper Instructions. Deliveries in connection with loans of Plan Assets shall be made only against receipt of full collateral therefor as determined by the Board of Directors of the Fund (the "Board of
Directors") or any authorized designees notified to the Custodian.

         2.3 Bank Accounts. The Custodian shall, upon receipt of Proper
Instructions, open and maintain in Thailand a separate bank account or accounts in the name of The Thai Farmers Bank Ltd. for The Mutual Fund Company
Limited-Thai Fund Investment Plan, as directed pursuant to Proper Instructions, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract. The Custodian shall hold in such accounts, subject to the provisions hereof, all Plan Cash. The Custodian shall not be liable hereunder for damages incurred by the Fund arising out of losses of Plan Cash by a bank other than the Custodian, provided, however, that the Custodian shall have acted in good faith without negligence and used its best efforts to rectify such losses, and provided further that nothing hereunder shall be deemed to exclude any losses or damages from coverage under any insurance policy maintained by any person with respect to such cash.

         2.4 Liens. The Plan Assets shall be held free from all rights, charges, security interests, liens and claims of any kind in favor of the Custodian or its creditors, except a claim of payment for their safe custody or administration. The Plan Assets shall further be held in freely transferable form, not requiring payment of money or value other than for safe custody or administration.

         2.5 Registration of Securities. Securities delivered to the Custodian to be held hereunder shall be registered as follows: "The Thai Farmers Bank Ltd.
for The Mutual Fund Company Limited-Thai Fund Investment Plan." Securities which are bearer securities shall be held by the Custodian without registration. In the event that registration in such name no longer satisfies the customs and practices of the Securities Exchange of Thailand, the Custodian shall consult with the Fund. The Custodian shall not be liable hereunder for damages incurred by the Fund arising out of failure to register securities in the name provided by this Section 2.5 or in any other name instructed pursuant to Proper
Instructions or for losses of securities if such failure or loss arises in the course of transfer of registration solely out of actions or omissions of persons other than the Custodian or its agents, provided, however, that the Custodian shall have acted in good faith without negligence, and used its best efforts to rectify such actions or omissions, and provided further that nothing hereunder shall be deemed to exclude any losses or damages from coverage under any insurance policy maintained by the Custodian with respect to securities.

         2.6 Good Delivery. All Plan Assets shall be held by the Custodian in a form customarily accepted by the Securities Exchange of Thailand to be in "good delivery" form.

         2.7 Collection of Income, Etc. The Custodian shall collect and present for payment on a timely basis and hold as part of the Plan Assets hereunder all dividends and other payments and assets which the holder of any Plan Assets shall be entitled by applicable law, custom or otherwise.

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         2.8 Proxies. The Custodian shall promptly deliver to the Thai Manager, with copies to the Fund and Vanguard (or its successor appointed by the Board of
Directors and notified to the Custodian), copies of all (a) proxy soliciting materials, and (b) other information (including, without limitation, pendency of calls and maturities of securities, tender and exchange offers and expirations of rights in connection therewith and notices of exercise of call and put options and the maturity of futures contracts) received by the Custodian with respect to Plan Assets, without indication of the manner in which proxies are to be voted or other elections made. The Thai Manager, acting in accordance with the Investment Contract, shall notify the Custodian and Vanguard (or its successor appointed by the Board of Directors) of the action to be taken in respect of such proxies or other elections at least 3 Bangkok business days prior to the date on which the Custodian is to take action in respect of any proxy or other election with respect to Plan Assets.

3.       CERTAIN ADDITIONAL AGREEMENTS OF THE CUSTODIAN.

         3.1 Reports by the Custodian. The Custodian shall supply to the Fund from time to time, as reasonably requested by the Board of Directors, and to the
Thai Manager from time to time, as reasonably requested thereby, statements signed by an authorized representative of the Custodian in respect of Plan
Assets and the safekeeping thereof, including but not limited to identification
(including, if requested, certificate numbers) of all Plan Assets and notifications of any transfers of securities to or from each custodial account maintained by the Custodian, indicating, as to all Plan Assets, the identity of the entity having physical possession of such assets.

         3.2 Records. The Custodian shall create and maintain a set of complete records relating to its activities and obligations under this Contract and shall provide directly to Vanguard (or its successor appointed by the Board of
Directors and notified to the Custodian):

         (a) a daily facsimile transmission with respect to the Investment Plan, in substantially the form of Exhibit B;

         (b) by a facsimile transmission;

              (i) a monthly transactions summary of all daily statements, in substantially the form of Exhibit B;

              (ii) a weekly and month-end list of holdings of all Plan Assets, including indication of location thereof, in substantially the form of
         Exhibit C;

              (iii) a weekly and month-end dividend/corporate announcement list of all information received by the Custodian with respect to Plan
         Assets concerning dividends, rights, bonus issues and the like, in substantially the form of Exhibit D;

              (iv) all confirmations of and invoices relating to, Plan Assets,
         Foreign Plan Assets (as defined below) and transactions related thereto;

         (c) a monthly bill for custodial services; in substantially the form of
         Exhibit E hereto; and

         (d) other information concerning the Investment Plan and Foreign Plan
Assets reasonably requested by Vanguard.

The Custodian shall also create and maintain all records required with respect to the Investment Plan under Thai law. All original records shall be the property of the Custodian; provided, however, that the

                                     - 3 -

Thai Manager and the Fund, at all times during the regular business hours of the
Custodian, shall be permitted to inspect and copy any or all of such records, such copying and inspection to be made by any of their respective duly authorized officers and duly authorized agents, including, but not limited to, the independent accounts of the Fund. Employees and agents of the U.S.
Securities and Exchange Commission shall further be permitted to inspect and copy such records. The Custodian shall retain, at no cost to the Fund, all records kept hereunder for at least 10 years from the date of their respective creation and shall in any event not destroy any such records unless written authorization for destruction thereof is obtained from an Authorized Person (as defined in Article 4 hereof). The Fund shall bear the reasonable costs and expenses associated with the maintenance of such records beginning 10 years after the date of their respective creation; provided, however, that the
Custodian shall inform the Fund of its proposed fees for such maintenance.

         The Thai Manager will cooperate with respect to the transmission of information hereunder.

         3.3 Books of Account. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund and the
Thai Manager to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund and units of the
Investment Plan, as the case may be, or, if directed in writing to do so by the
Board of Directors, shall itself keep such books of account and/or compute such net asset values. The calculations of the net asset value shall be made weekly and in the manner described in the Fund's U.S. registration statement or otherwise set forth by the Board of Directors.

         3.4 Access of Independent Accountants. Upon request of the Fund, the
Custodian will afford full access for the independent accountants appointed by the Fund (who shall be retained at the expense of the Fund) as notified to the
Custodian, to the books and records of the Custodian insofar as such books and records relate to Plan Assets or the obligations of the Custodian pursuant to
Section 3.8 hereof or to the performance of the Custodian's other obligations hereunder.

         3.5 Reports by Independent Public Accountants. The Custodian shall provide the Thai Manager and the Fund, at such times as the Thai Manager or the
Fund may reasonably request, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts relating to the Plan Assets, or the services provided by the Custodian hereunder; such reports, which shall be of sufficient scope and in sufficient detail as may reasonably be requested by the person requesting the report, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state. The
Fund shall bear the reasonable costs of reports provided pursuant to this
Section 3.5 if such reports are prepared solely at the request of the Fund.

         3.6 Securities Depositories. Plan Assets shall not be placed in any securities depository or clearing agency except with the express prior written consent of the Board of Directors.

         3.7 Certificates. The Custodian will (a) promptly deliver to the Fund written notice of any breach by the Custodian of this Contract and (b) provide the Fund annually, or more frequently upon the request of the Fund or the Thai
Manager, a certificate confirming compliance with the representations and warranties and due and punctual performance of all its obligations hereunder.

         3.8 Certain Withholding Obligations. The Custodian acknowledges and agrees that pursuant to Bank of Thailand approvals dated December 25, 1987, Plan
Assets may be transferred to custody outside of Thailand (the "Foreign Plan
Assets") to a custodian designated by the Fund (the "Foreign Custodian"). The
Custodian will keep full and complete records hereunder with respect to all transfers of
                                     - 4 -

Plan Assets to Foreign Plan Assets and all transfers of Foreign Plan Assets to
Plan Assets but shall not be responsible for the safekeeping of Foreign Plan
Assets. The Custodian further agrees to inform Vanguard (or its successor appointed by the Board of Directors) of all Thai withholding requirements, and to make all Thai withholding tax filings necessary, with respect to transfers by the Foreign Custodian of Foreign Plan Assets, provided that Vanguard (or its successor appointed by the Board of Directors) notifies the Custodian of such transfers.

         3.9 Custodian's Obligations. Subject to Article 7 hereof, the Custodian shall be obligated to the Fund to act in connection with the Plan Assets and
Foreign Plan Assets solely in accordance with its obligations hereunder.

4.       PROPER INSTRUCTIONS.

         "Proper Instructions" as used herein means a writing transmitted by tested telex or facsimile by any person who has been authorized ("Authorized
Person(s)") by the Board of Directors to transmit such writings. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Upon receipt of a certificate of the Secretary or an Assistant
Secretary of the Fund as to the authorization by the Board of Directors, accompanied by a detailed description of procedures approved by the Board of
Directors, Proper Instructions may also include communications effected directly between electromechanical or electronic devices provided that the Board of
Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

         The Fund will deliver to the Custodian a certification of the Secretary or Assistant Secretary of the Fund setting forth the names and specimen signatures of all Authorized Person(s). The Fund, directly, or through the Thai
Manager, shall notify the Custodian of any change in Authorized Persons.

5.       ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

         The Custodian may in its discretion, without express authority from the
Fund or the Thai Manager:

         (a) surrender securities in temporary form for securities in definitive form; and

         (b) endorse for collection, in the name of the Investment Plan, checks, drafts and other negotiable instruments.

6.       REPRESENTATIONS AND WARRANTIES OF THE CUSTODIAN.

         The Custodian represents and warrants to the Thai Manager and the Fund as follows, and covenants that during the term of this Contract such representations and warranties shall remain at all times true and correct:

         6.1 Qualification. The Custodian is a limited company duly organized, existing and in good standing under Thai law.

         6.2 Regulation. The Custodian is regulated as a banking company under the Thai Commercial Banking Act.

                                      - 5-

         6.3 Assets. As of the close of the Custodian's most recent fiscal year, the Custodian had net assets, converted to U.S. dollars at the Bank of
Thailand's Exchange Equalization Fund rate applicable at such date, of more than
U.S. $200,000,000.

         6.4 Bankruptcy. The Plan Assets are recoverable, and are not subject to claims relating to, the bankruptcy or insolvency of the Custodian.

         6.5 Insurance. The Custodian has delivered to the Fund accurate information concerning its insurance coverage relating to Plan Assets.

         6.6 Authorization. This Contract has been duly executed and delivered by the Custodian and constitutes the valid obligation of the Custodian, legally binding upon it and enforceable against it in accordance with its terms. Neither the execution nor the delivery of this Contract or the performance by the
Custodian of its obligations hereunder violates any violation or breach of any corporate charter, By-law or agreement of the Custodian or any law, order, injunction or regulation to which the Custodian is a party or is subject to. The
Custodian shall notify the Fund and the Thai Manager in writing of any future change in Thai law pursuant to which it would become illegal for the Custodian to perform any of the provisions of this Contract, and upon the effectiveness of such Thai law described in such notice, the Custodian shall not be required to perform such provision.

7.       RESPONSIBILITY OF CUSTODIAN, ETC.

         7.1 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and properly executed. The
Custodian may receive and accept a certified copy of a vote of the Board of
Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

         7.2 Indemnity to the Custodian. If the Thai Manager or the Fund
requires the Custodian to take any action, other than as set forth by this
Contract, which is agreeable to the parties hereto, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee being liable for the payment of money or incurring liability of some other form, the Fund or the Thai Manager, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the
Custodian in an amount and form satisfactory to it. The Custodian shall not be required to take any action pursuant to this Section 7.2 if such action would be illegal under Thai law.

         7.3 Non-Liability of Custodian. The Custodian shall not be liable to the Fund or the Thai Manager, other than with respect to any breach of this
Contract, for any action taken or omitted in good faith without negligence.

         7.4 Indemnities by the Parties. The Custodian shall indemnify and hold harmless the Fund, the Investment Plan and the Thai Manager against all losses, damages, costs, liabilities and expenses (including counsel fees) incurred by such persons arising out of the Custodian's breach of this Contract or its negligent action, negligent failure to act or willful misconduct. The Fund and the Thai Manager shall, respectively, indemnify and hold harmless the Custodian against all losses, damages, costs, liabilities and expenses (including counsel fees) incurred by the Custodian arising out of their respective breach of this
Contract or their respective negligent action, negligent failure to act or willful misconduct.

         7.5 Enforcement. The Fund shall have the right at all times to enforce against the Custodian and/or the Thai Manager the respective obligations of the
Thai Manager and of the Custodian under this

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Contract. The Custodian shall have the right at all times to enforce against the
Fund and/or the Thai Manager their respective obligations hereunder.

8.       MISCELLANEOUS.

         8.1 Effective Date. This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by written agreement of the parties hereto. This Contract:

         (a) may be terminated by any party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than 60 days after the date of such delivery or mailing;
and

         (b) shall terminate if:

              (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Custodian, the Thai
         Manager or the Fund in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Custodian, the Thai Manager or the Fund, as the case may be, or for any substantial part of the property thereof, or order the winding-up or liquidation of the affairs thereof; or

              (ii) the Custodian, the Thai Manager or the Fund shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Custodian, the Thai Manager or the Fund, as the case may be, or for any substantial part of the property thereof, or shall make any general assignment for the benefit of creditors thereof, or shall fail generally to pay its debts as they become due.

         Upon termination of the Contract, the Custodian shall be paid such compensation under Section 1.2 hereof as may be due as of the date of such termination. The obligations of the Custodian, the Thai Manager and the Fund under this Contract, including but not limited to obligations pursuant to
Section 1.2 and 8.2 hereof, shall survive termination of this Contract.

8.2      Successor Custodian.  Upon termination of this Contract:

         (a) if a successor custodian shall be appointed by the Fund, the
Custodian shall deliver to such successor custodian at the office of the
Custodian, duly endorsed and in the form for transfer, all Plan Assets then held by it hereunder; or

         (b) if no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote; provided, however, that if the Board of Directors shall not deliver any such vote hereunder, the Custodian shall deliver such securities, funds and other properties to the Fund and the Thai Manager, subject to applicable Thai law and
U.S. law.

         8.3 Notices. Except as otherwise provided herein, all notices or other communications to the respective parties hereto shall be deemed to have been duly made when delivered by airmail, telex or

                                     - 7 -

personal delivery at its address set forth or to such other address as any of the parties hereto may hereafter specify to the other in writing.

         8.4 Governing Law. This Contract shall be governed by and construed in accordance with the laws of the United States and the State of New York.

         8.5 Jurisdiction and Service of Process.

         (a) The parties irrevocably agree that any suit, action or proceeding against the Fund arising out of or relating to this Contract shall be subject exclusively to the jurisdictions of the United States District Court for the
Southern District of New York and the Supreme Court of the State of New York,
New York County, and irrevocably submit to the jurisdiction of each such Court in connection with any such suit, action or proceeding. The parties waive any objection to the laying of venue of any such suit, action or proceeding in either such Court, and waive any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties irrevocably consent to service of process in connection with any such suit, action or proceeding by prepaid mail at their respective addresses as set forth in this Contract.

         (b) The parties further agree that any suit, action or proceeding against the Thai Manager or the Custodian arising out of or relating to this
Contract may, at the sole and unreviewable option of the Fund, be commenced in the jurisdictions either (i) of the courts of the Kingdom of Thailand or (ii) of the United States District Court for the Southern District of New York (the
"District Court") or the Supreme Court of the State of New York, New York County
(the "Supreme Court"). In the event the Fund exercises its option to commence a suit, action or proceeding in either the District Court or the Supreme Court, the Thai Manager and the Custodian each irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding, and the Thai Manager and the Custodian each further agrees that, in the event the
District Court, for whatever reason, declines to exercise or is determined not to have jurisdiction in connection with any such suit, action or proceeding, the
Fund may commence a subsequent suit, action or proceeding in the Supreme Court, and the Thai Manager and the Custodian each irrevocably submits to the jurisdiction of the Supreme Court in connection with any such subsequent suit, action or proceeding. The Thai Manager and the Custodian each waives any objection to the laying of venue of any such suit, action or proceeding in the
District Court or the Supreme Court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. The Thai Manager and the Custodian each irrevocably consents to service of process in connection with any such suit, action or proceeding by prepaid mail at its address as set forth in this Contract.

         8.6 Waiver of Immunities. To the extent that the Thai Manager, the Fund or the Custodian may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Contract, to claim for itself or its revenue or properties any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under this
Contract and/or to the extent that in such jurisdiction there may be attributed to the Thai Manager, the Fund or the Custodian such an immunity (whether or not claimed), the Thai Manager, the Fund and the Custodian each hereby to the fullest extent permitted by applicable law irrevocably agrees not to claim, and hereby to the fullest extent permitted by applicable law expressly waives, any such immunity, including, without limitation, a complete waiver of immunity pursuant to the United States Foreign Sovereign Immunities Act.

                                      - 8-

         8.7 Language. The governing language of this Contract shall be English.

         8.8 Other Agreements. This Contract constitutes the entire understanding of the parties hereto with respect to the matters covered hereby.

         8.9 Headings. The headings contained in this Contract are for convenience of reference only, and shall not be deemed to limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf as of the date first above written.

                          THE THAI FUND, INC.

                          By:  /s/
                               -----------------------------------------------
                               Name:
                               Title:

                          THE THAI FARMERS BANK LIMITED

                          By:  /s/
                               -----------------------------------------------
                               Name:
                               Title:

                          THE MUTUAL FUND COMPANY LIMITED

                          By:  /s/
                               -----------------------------------------------
                               Name:
                               Title:
                                     - 9 -

                                    EXHIBIT A

                             Custodial Service Fees

The Custodial Service Fee is classified into 3 categories as described below.
Nothing in this Exhibit A shall be deemed to limit any record-keeping or other obligation of the Custodian under the Thai Custody Contract.

1.       Annual Fee (payable monthly) is payable according to the size of the
Investment Plan as follows:

Value of the Investment Plan                                        Annual Fee
   (US $ million).......................................           (Baht/year)
   30 over..............................................             600,000
   20-29.99.............................................             400,000
   10-19.99.............................................             200,000
   Under 10.............................................             100,000

2.       Fee charges per item is 200 Baht/item for the following transactions:

         2.1      Order to purchase securities is 200 Baht/broker/day. In this case the Custodian will, in addition to any obligations
                  imposed under the Thai Custody Contract, check and record the securities, make payment by cheque to the broker, including the registration of the security as provided in the Thai
                  Custody Contract. This type of purchase may have more than one type of securities if the item is made through the same broker on the same day. In case of selling or liquidation of
                  promissory note to pay for the purchase of securities on the same day, the transaction fee for liquidating the promissory note will not be charged because such fee is already covered in the security transaction.

         2.2      Order to sell securities is 200 Baht/broker/day. In this case, the Custodian will, in addition to any obligations imposed under the Thai Custody Contract, check and record the
                  securities, deliver the securities together with the
                  certificate of transfer to the broker, and receive cheques from the broker for the securities to be deposited into the
                  Investment Plan's account. This type of sale may have more than one type of securities if the items are transacted
                  through the same broker on the same day. In case of buying promissory notes using the proceeds from securities sold on that day, the fee for buying promissory notes will be waived.

         2.3      Receipt of dividend is 200 Baht/instrument/each time of
                  declaration of dividend. In this case the Custodian will, in addition to any obligations imposed under the Thai Custody
                  Contract, accept and deposit the dividend cheques into the account of the Investment Plan. The said dividend includes
                  "stock dividend" and special bonus payment for the
                  shareholders of such stock.

         2.4      Subscription of the right or share is 200 Baht/type of
                  share/each time of declaration of subscription. In this case the Custodian will, in addition to any obligations imposed under the Thai Custody Contract, pay by cheque for the
                  subscription of the right, receive and take into custody the subscribed shares.

         2.5      Buying of promissory note is 200 Baht/issuer of the note on the same day. The buying of promissory notes using the
                  proceeds from selling off securities on the same day will be exempt from this fee.

                                      A-1

         2.6      Selling of promissory note is 200 Baht/issuer of note on the same day. The selling of promissory notes to buy securities on the same day will be exempt from this charge.

         2.7      Tender, exchange, exercise of call and put options and
                  execution of Future contracts pursuant to Proper Instructions is 200 Baht/action taken/type share.

         2.8      Payment for Thai Manager's expenses is 200 Baht per each
                  cheque issued. Including the expense reimbursement cheque from the Thai Manager or cheque paid to third party such as
                  Ministry of Finance for income tax reduction. Payment to the
                  Custodian will be in the form of debit note and will not be charged for 200 Baht fee.

         2.9      The following are exempt from the 200 Baht fee: Payment
                  instructions for overseas money transfer to pay for

                  1. Advisory, U.S. custodial, administrative and miscellaneous fees

                  2. Payment of dividend and capital gain to the Fund

                  Not including telex cost.

3.       Fee for issuing reports:

         3.1      Issuing of Cash Activity Report is 200 Baht/report.

         3.2      Issuing Weekly/Monthly Holding Report is 500 Baht/report.

         3.3      Issuing Weekly/Monthly Dividend/Corporate Action Announcements
                  is 500 Baht/report.

         3.4      Fee for issuing of other  reports  which are  mutually
                  agreeable  will be charged at  reasonable
                  cost.

4.       Other nonfee expenses:

         Out-of-pocket expenses related to custodian service will be collected at cost, including

                  1. Stamp duty.

                  2. Mailing and communication costs for tasks performed on
                  request by the Fund, The Mutual Fund Company Limited or
                  Vanguard.

         The rates set forth in this Exhibit shall remain in effect for one year following the execution of the custody contract after that will be annually revised subject to mutual agreement. Otherwise either party reserve the right to terminate the contract as set forth in Article 8.

                                      A-2

                                    EXHIBIT B
                               THE THAI FUND, INC.
                                 INVESTMENT PLAN
                              CASH ACTIVITY REPORT
                                   (mm/dd/yr)

                                                                                      Amount
                                                                                      -----
                                                                                      (baht)
BEGINNING BALANCE:

DEBITS
         SECURITY PURCHASES                                            Amount
                                                                       -----
                                                                       (baht)
         Security name, number of shares,
         Security name, number of shares,
         Security name, number of shares,
                                                                       -----
         OTHER DEBITS

         (Please provide details)

                   TOTAL DEBITS                                                        -----
                                                                                       -----
CREDITS

         SECURITY SELLS

         Security name, number of shares,
         Security name, number of shares,
         Security name, number of shares,
                                                                       -----
         DIVIDENDS RECEIVED

         Security name, number of shares:
                  div amt                                              $
                                                                       -----
                  tax w/h amt
                  net amt recd                                         $
                                                                       -----

         Security name, number of shares:
                  div amt                                              $
                                                                       -----
                  tax w/h amt
                  net amt recd                                         $
                                                                       -----

OTHER CREDITS

(Please provide details)
                   TOTAL CREDITS                                                       -----
                                                                                       -----
ENDING BALANCE:

                                       B-1

                                    EXHIBIT C
                               THE THAI FUND, INC.
                                 INVESTMENT PLAN
                         WEEKLY/MONTHLY HOLDINGS REPORT
                                  (mm/dd/yr)*

Security Name                  Trading Code     Number of Shares in     Number of Shares     Total Shares per
                                                       Vault          out for Registration      TFB Records

Examples:
Thai Farmers Bank               TFB                   10,000                 5,000                15,000
Bangkok Bank, Ltd.              BBL                    5,000                 2,000                 7,000
-------------------------------------------------------------------------------------------------------------------

---------
*       The information should be from a Friday unless it is a holiday, in which case, Thursday should be used. Month-end information should also be submitted unless month-end falls on the last business day of the week.

                                      C-1

                                    EXHIBIT D
                               THE THAI FUND, INC.
                                 INVESTMENT PLAN
             WEEKLY/MONTHLY DIVIDEND/CORPORATE ACTION ANNOUNCEMENTS*
                                   (mm/dd/yr)

DIVIDENDS:

                                                                                  **
                                                                                 Rate                        ***
                           Trading          Record         Ex         Pay         Per        Current      Dividend
Security Name                Code            Date         Date       Date        Share      Holdings     Receivable

CORPORATE ACTIONS:
                                                                                                          ****
                                                                                                          What
                                                                            Type                          Fund
                                   Trading         Record       Ex           of         Current           Will
Security Name                        Code           Date       Date        Action       Holdings         Receive

OTHER RELEVANT INFORMATION (Specify)

---------
*        The information should be from a Friday unless it is a holiday, in which case, Thursday should be used. Month-end information should also be submitted unless month-end falls on the last business day of the week.
**       Rate should be in baht and on a pre-tax basis.
***      This is an estimated receivable due to the Fund by multiplying current holdings times dividend rate less tax, if applicable. This would be used to verify accuracy of information.
****     Same concept should apply as shown above.

                                      D-1

                                    EXHIBIT E
                               THE THAI FUND, INC.
                                 INVESTMENT PLAN
                              MONTHLY CUSTODY BILL
                                   (mm/dd/yr)

                                                                    Monthly
Description                                                          Amount
                                                                     (baht)
ANNUAL FEE
Net Asset Value of Fund in US Dollars
   Assumed to be over $30,000,000............................        50,000 *

TRANSACTIONS
Number of buys/broker (daily basis) 200 baht.................             -
Number of sells/broker (daily basis) 200 baht................             -
Number of dividends receipts 200 baht........................             -
Number of subscription of rights 200 baht....................             -
Number of promissory notes bought 200 baht...................             -
Number of promissory notes sold 200 baht.....................             -
                                                               ----------------
       TOTAL TRANSACTION CHARGES.............................             -

MISCELLANEOUS CHARGES
Number of expense payments 200 baht..........................             -
Number of reports submitted 500 baht.........................             -
Other (Specify)..............................................             -
                                                               ----------------
       TOTAL MISCELLANEOUS CHARGES...........................             -

       SUBTOTAL..............................................             -

Less:  Credit for balances left uninvested in account
Average Daily Balance for Month (specify)
   times credit rate (specify) divided by 12.................           (-)
         ------------

       TOTAL BILL............................................       $     -

---------
*        Represents 1/12 of annual fee of 600,000 baht.